CONSENT OF INDEPENDENT AUDITOR

I consent to the reference to me under the caption "Experts" and to the use of my report, dated June 10, 1999, of the Financial Statements of Harmony Trading Corp. for the years ended December 31, 1997 and 1998, in the Registration Statement on Form SB-2 and related prospectus of Harmony Trading Corp. for the registration of 1,265,000 shares of its common stock.


                                        /s/ Thomas P. Monahan
                                        ----------------------------------------
                                        THOMAS P. MONAHAN

February 10, 2000
Paterson, New Jersey